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                                                                   EXHIBIT 10.7

[VECTRIX LOGO]

                               CUSTOMER AGREEMENT

                                TABLE OF CONTENTS

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Section      Title                                               Page
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PART I - GENERAL..................................................2

1.1   Definitions ................................................2

1.2   Agreement Structure ........................................3

1.3   Charges and Payment ........................................3

1.4   Changes to the Agreement Terms..............................4

1.5   Mutual Responsibilities ....................................4

1.6   Your Other Responsibilities ................................5

1.7   Patents and Copyrights .....................................5

1.8   Limitation of Liability ....................................6

1.9   Indemnification ............................................6

1.10  Solicitation of Employees...................................6

1.11  Confidentiality.............................................6

1.12  Agreement Termination.......................................6

1.13  Geographic Scope ...........................................7

1.14  Governing Law ..............................................7

1.15  Survival Clause.............................................7

1.16  Timing......................................................7

PART 2 - WARRANTIES...............................................8

2.1   The VECTRIX Warranties......................................8

2.2   Extent of Warranty..........................................8

2.3   Items Not Covered by Warranty...............................9

PART 3 - SERVICES................................................10

3.1   VECTRIX Services...........................................10

3.2   Personnel..................................................10

3.3   Materials Ownership and License............................10

3.4   Renewal....................................................11

3.5   Termination & Withdrawal...................................11

PART 4 - SOFTWARE ...............................................12

4.1   License for Packaged Software..............................13

4.2   Intentionally Omitted......................................13

4.3   Customized Software License Details........................13

4.4   Intentionally Omitted......................................13

4.5   Software Testing ..........................................13

4.6   Software Protection .......................................13

Schedules

A  Deliverable Document

B  Milestones

C  Vectrix Project Team

D  Competitors

E  Common Software / Commercial Software
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[VECTRIX LOGO]


                               CUSTOMER AGREEMENT

Thank you for doing business with us. We strive to provide you with high quality products and services. If, at any time, you have any questions or problems, or are not completely satisfied, please let us know. Our goal is to do our best for you.

This VECTRIX Customer Agreement (called the "Agreement") covers business transactions you (Home Interiors & Gifts, Inc. or "HIG") may do with us to license software and acquire services.

This Agreement and its applicable Attachments and Transaction Documents are the complete agreement regarding these transactions, and replace any prior oral or written communications between us.

PART I - GENERAL

1.1    DEFINITIONS

       COMMERCIAL SOFTWARE is defined in Section 3.3.

       COMMON SOFTWARE is defined in Section 3.3.

       CONFIDENTIAL INFORMATION is Software and all information proprietary to the disclosing party contained in or related to the disclosing party's Software, materials or products including, but not limited to, HIG's sales methods, customer lists, market surveys, marketing plans, identities of customers and hostesses, financial plans, and sales information provided by the disclosing party hereunder or created by or proprietary to the disclosing party, the disclosing party's software development tools, and calculations and data formats which have been created by the disclosing party or are proprietary to the disclosing party. Confidential Information excludes such information which is in the public domain at the time of its disclosure to the other party; which has been rightfully received from a third party without restrictions, or which the disclosing party has agreed in writing to permit you to disclose to third parties.

       CONSENT is the prior, express, and written consent of a party and which may be given or withheld in such party's sole discretion.

       CUSTOM SOFTWARE is defined in Section 3.3.

       DATE OF INSTALLATION is the following:

       1.     for Software, the latest of:

              a.     the day after its testing period ends;

              b. the second business day after the Software's standard transit allowance period;

              c. the date, specified in a Transaction Document, on which we authorize you to make a copy of the Software; or

              d. the date you distribute a copy of a chargeable component in support of your authorized use of the Software.

       DESIGNATED HARDWARE is either 1) the hardware on which you will use Software for processing and which we require you to identify to us by type/model and serial number, or 2) any hardware on which you use the Software if we do not require you to provide this identification to us.

       ENTERPRISE is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent.

       MATERIALS are literary works or other works of authorship (such as Software listings, Software tools, documentation, reports, drawings and similar works) that we may deliver to you as part of a Service. The term "Materials" does not include Software or licensed internal code or source code.

       PRODUCT is Software or any other tangible item you purchase from us.

       SOFTWARE is the following, including the original and all whole or partial copies:

       1.     hardware-readable instructions and data;


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       2.     components;

       3. audio-visual or multi-media content (such as images, text, recordings, or pictures);

       4.     printed content;

       5.     related licensed materials.

       The term "Software" includes VECTRIX Software and any non-VECTRIX Software that we may provide to you.

       SERVICE is performance of a task, provision of advice and counsel, assistance, or access to a resource (including, but not limited to, access to an information database, advertising, transactions) we make available to you.

       SPECIFICATIONS is a document that provides information specific to a Product. For VECTRIX Software, we call it "Licensed Software Specifications" or "License Information."

       SPECIFIED OPERATING ENVIRONMENT is the Designated Hardware and Software with which Software is designed to operate, as described in the Software's Specifications.

       TRANSACTION DOCUMENT is defined in Section 1.2.

1.2    AGREEMENT STRUCTURE

       ATTACHMENTS

       Some Products and Services have terms in addition to those we specify in this Agreement. We provide the additional terms in documents called "Attachments," which are also part of this Agreement. Provisions to the contrary notwithstanding, no Attachment shall be binding on HIG unless HIG has given its Consent to such Attachment.

       TRANSACTION DOCUMENTS

       For each business transaction, we will provide you with the appropriate "Transaction Documents" that confirm the specific details of the transaction. Provisions to the contrary notwithstanding, no Transaction Document shall be binding on HIG unless HIG has given its Consent to such Transaction Document. The following are examples of Transaction Documents with examples of the information they may contain:

       1.     agenda (contract-period duration, start date and total quantity);

       2.     exhibits (eligible Products by category);

       3.     invoices (item, quantity, and amount due);

       4. proposal (scope of Services, responsibilities, deliverables, completion criteria, estimated schedule or contract period, and charges);

       5.     the Schedules hereto.

       CONFLICTING TERMS

       If there is a conflict among the terms in the various documents, those of this Agreement prevail over a Transaction Document and an Attachment; and the terms of a Transaction Document prevail over those of an Attachment.

       In addition to the provisions of Section 1.12 Agreement Termination, HIG may terminate this Agreement upon thirty (30) days written notice in the event that HIG and Vectrix are unable to agree in writing to any Attachment or Transaction Document.

1.3    CHARGES AND PAYMENT

       The amount payable for a Product or Service will be based on one or more of the following types of charges:

       1.     one-time (for example, the price of Software);

       2. recurring (for example, a periodic charge for Custom Software or measured use of Services);


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       3.     time and materials (for example, charges for hourly Services); or

       4. fixed price (for example, a specific amount agreed to between us for a custom Service).

       Depending on the particular Product, Service, or circumstance, additional charges may apply (such as special handling or travel related expenses). We will inform you in advance whenever additional charges apply. Provisions to the contrary notwithstanding, in no event shall additional charges apply without HIG's Consent.

       Recurring charges for a Product begin on its date of installation. Charges for Services are billed as expressly agreed in writing by the parties.

       Amounts due, as set forth in Transaction Documents, shall be billed by bi-weekly invoice and shall be payable within thirty (30) days of receipt of invoice. You agree to pay accordingly including interest on any late payment at an annual rate of ten percent (10%) of the late portion of the amount due.

       If any authority imposes a duty, tax, levy or fee, excluding those based on our net income, upon any transaction under this Agreement, then you agree to pay that amount as specified in the invoice or supply exemption documentation. You are responsible for personal property taxes for each Product from the date we ship it to you.

       One-time and recurring charges may be based on measurements of actual or authorized use (for example, number of users or processor size for Software, meter readings for maintenance Services.) You agree to provide actual usage data if we specify. If you make changes to your environment that impact use charges (for example, change processor size or configuration for Software), you agree to promptly notify us and pay any applicable charges. Recurring charges will be adjusted accordingly. Unless we agree otherwise, we do not give credits or refunds for charges already due or paid. In the event that we change the basis of measurement, our terms for changing charges will apply.

       If you make any modifications to the Products or Services set forth in Schedule A hereto that result in an extension in the Launch Date or if you otherwise extend the Launch Date, we may increase one-time charges relating to such modification upon prior notice. However, an increase to one-time charges does not apply to you if: 1) we receive your order before the announcement date of the increase and 2) one of the following occurs within three months after our receipt of your order:

       1.     we make the Software available to you;

       2. you make an authorized copy of Software or distribute a chargeable component of the Software to Designated Hardware; or

       3.     the Software's increased use charge becomes due.

       You receive the benefit of a decrease in charges for amounts that become due on or after the effective date of the decrease.

       Services for which you prepay must be used within the applicable contract period. Unless we specify otherwise, we do not give credits or refunds for unused prepaid Services.

1.4    CHANGES TO THE AGREEMENT TERMS

       In order to maintain flexibility in our business relationship, we may change the terms of this Agreement by giving you one (1) month's written notice. However, these changes are not retroactive. They apply as of 30 days after HIG's receipt of such notice, and only to new orders and provided, that upon any and all such changes, HIG may terminate this Agreement upon thirty (30) days written notice. Part 1 of this Agreement contains additional provisions for changes to the terms of individual Service transactions.

       For a change to be valid, both of us must sign it. Additional or different terms in any written communication from either party (such as an order or invoice) are void.

       Vectrix may not assign, delegate, or otherwise transfer its service obligations or duties under this Agreement. Any attempt to do so is void. Notwithstanding the foregoing, Vectrix may subcontract a Service, or any part of it, to subcontractors selected by Vectrix.

1.5    MUTUAL RESPONSIBILITIES

       Both of us agree that under this Agreement:

       1. except as provided in Section 3.3, neither of us grants the other the right to use its trademarks, trade names, or other designations in any promotion or publication without prior written consent;

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       2.     each is free to enter into similar agreements with others;

       3. each grants the other only the licenses and rights specified herein. No other licenses or rights (including licenses or rights under patents) are granted;

       4. each may communicate with the other by electronic means and such communication is acceptable as a signed writing. An identification code (called a "user ID") contained in an electronic document is sufficient to verify the sender's identity and the document's authenticity, so long as such electronic communication is subsequently confirmed by facsimile transmission;

       5. each will allow the other reasonable opportunity to comply before it claims that the other has not met its obligations;

       6. neither of us is responsible for failure to fulfill any obligations due to causes beyond our control;

       7. This Agreement may be transferred or assigned in the event of a change of control, merger or acquisition of either party.

1.6    YOUR OTHER RESPONSIBILITIES

       You agree:

       1. Except as otherwise provided, not to assign, or otherwise transfer, this Agreement or your rights under this Agreement, delegate your obligations, or resell any Service, without our prior written consent which shall not be unreasonably withheld. Any attempt to do so is void;

       2. that you are responsible for the results obtained from the use of the Products and Services; and

       3. to comply with all applicable export and import laws and regulations.

1.7    PATENTS AND COPYRIGHTS

       For purposes of this Section 1.7, the term "Product" includes Materials (alone or in combination with Products we provide to you as a system), licensed internal code or source code.

       Except as expressly provided herein, if a third party claims that a Product (including without limitation Materials) we manufactured and provided to you infringes that party's patent or copyright or misappropriates a trade secret, we will defend you, and HIG's employees, directors, officers and representatives against that claim at our expense and pay all damage, loss, judgment, liability or expense (including, but not limited to, reasonable attorney's fees) provided that you:

       1.     promptly notify us in writing of the claim; and

       2. allow us to control, and cooperate with us, in the defense and any related settlement negotiations.

       If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the Product, or to modify it without materially changing the functionality, or replace it with one that is at least functionally equivalent. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request. We will then give you a credit equal to:

       1.     for Software, the amount paid by you

       2.     for Materials, the amount you paid us for the Materials.

       This is our entire obligation to you regarding any claim of infringement.

       CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE:

       We have no obligation regarding any claim based an any of the following:

       1.     anything you provide which is incorporated into a Product,

       2. your modification of a Product, or Software's use in other than its Specified Operating Environment,

       3. the combination, operation, or use of a Product with other products not provided by us as a system, or the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide, or

       4. Infringement by a non-VECTRIX product alone, as opposed to its combination with Products we provide to you as a system.


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       5.     Infringement by the Product as developed or modified in accordance with Schedule A hereto, except for our intentional -- infringement.

       1.8 LIMITATION OF LIABILITY

       IN NO EVENT WILL VECTRIX'S TOTAL LIABILITY HEREUNDER, FOR INDEMNIFICATION CLAIMS OR OTHERWISE, OR FOR ACTUAL, INCIDENTAL, PUNITIVE, INDIRECT, OR ANY ECONOMIC CONSEQUENTIAL DAMAGES, OR ANY OTHER DAMAGES OR COSTS, EXCEPT IN THE CASE OF INTENTIONAL ACTS OF BODILY INJURY, EXCEED THE TOTAL FEES PAID BY HIG TO VECTRIX UNDER THE TERMS OF THIS AGREEMENT.

       1.9 INDEMNIFICATION

       Both parties agree to indemnify and hold the other party and the other party's employees, directors, officers and representatives harmless from any damage, loss, judgment, liability or expense (including reasonable attorney's fees) arising out of any claim, suit, action or judgment asserted based on a party's acts and/or omissions that result in a breach of this Agreement. In the event a party is notified of an action of any type in which, based on the previous sentence, the other party shall be indemnified by the first party, the first party agrees to indemnify the other party and promptly notify them of such damage, loss, judgment, liability or expense in writing and give authority and full information and assistance for the defense of the same by counsel mutually agreed to.

       1.10 INTENTIONALLY OMITTED

       1.11 CONFIDENTIALITY

       Each party agrees that it, using utmost care, shall hold in confidence for the other party and shall not, except as permitted by this Agreement and in order to carry out its rights and obligations under this Agreement, use or disclose to any other party or allow any other party to inspect, copy or use any of the other party's Confidential Information disclosed by the other party in connection with this Agreement, except as required by law.

       1.12 AGREEMENT TERMINATION

       You may terminate this Agreement on written notice to us following the expiration or termination of your obligations. Provisions to the contrary notwithstanding, HIG may terminate this Agreement (in its entirety or in part) for any reason or for no reason upon ten (10) days written notice; provided HIG pays for all work performed by Vectrix through the date of termination. The parties agree that the work will continue at its present levels during the notice period.

       Either of us may terminate this Agreement in the event of a material breach of this Agreement and the failure to remedy such breach within thirty (30) days after written notice of such breach is given by the non-breaching party.

       Any terms of this Agreement, which by their nature extend beyond the Agreement termination, remain in effect until fulfilled and apply to both of our respective successors and permitted assignees, including, but not limited to, Sections 1.7 through 1.11 and Section 3.3.

       1.13 GEOGRAPHIC SCOPE

       All your rights, all our obligations, and all licenses (except for licensed internal code and as specifically granted) are valid worldwide.

       1.14 GOVERNING LAW

       The laws of the State of Texas govern this Agreement.

       Nothing in this Agreement effects any statutory rights of consumers that cannot be waived or limited by contract.

       1.15 SURVIVAL CLAUSE

       The covenants contained in Section 1.7 through 1.11 and Section 3.3 shall survive beyond the termination of this Agreement.


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1.16   TIMING

       Attached hereto as Schedule B are the timing milestones for our performance of Services and Products, including production and delivery of the Custom Software, under this Agreement. Such milestones are subject to any changes requested by you and agreed to in writing by us in the Services and Products, including the Custom Software, which such agreed-upon changes shall be made a part of Schedule A to this Agreement, and your responsibility to provide, in a timely manner, information to us that we need or reasonably request in order to provide and deliver Services and Products, including the Custom Software. Timing in performance under this Agreement is of the essence.

1.17   FORCE MAJEURE

       If the performance of any part of this Agreement by either party is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labor disputes, act of God or any other causes beyond the control of either party, that party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes.


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[VECTRIX LOGO]


                               CUSTOMER AGREEMENT

PART 2 - WARRANTIES

2.1 THE VECTRIX WARRANTIES

       WARRANTY FOR VECTRIX SOFTWARE

       For Software, we warrant that when it is used in the Specified Operating Environment, it will perform in accordance with its Specifications. During the Warranty Period, we will provide Services to correct defects in the Software without charge.

       If the Software does not function as warranted during the first year after such date the Software is actually launched (the "Warranty Period"), we will have breached this Agreement.

       We warrant that we will not install or develop any viruses, timers, clocks, counters, backdoors or other routines that could erase data or programming associated with the Software, cause the web site for which it was designed to become inoperable or incapable of being used in the manner for which it was designed, or create a breach of security or confidentiality through the Software, except that this warranty shall not cover any actions by persons other than us that cause data or programming to be erased or cause a breach of security or confidentiality.

       WARRANTY FOR VECTRIX SERVICES

       For each VECTRIX Service, we warrant that we will perform it:

       1. In a professional and technically competent manner, using reasonable care and skill, and

       2. according to its current description (including any completion criteria) contained in this Agreement, an Attachment, or a Transaction Document.

       WARRANTY FOR SYSTEMS

       Where we provide Products to you as a system, we warrant that they are compatible and will operate with one another. This warranty is in addition to our other applicable warranties.

       Vectrix further warrants that:

       1. except for third party Software, neither the Software nor Materials will intentionally infringe or misappropriate the proprietary rights of any third party,

       2. it will not provide any third party Software or Materials without HIG's Consent or without obtaining HIG's Consent to any relevant Third Party License (hereafter defined),

       3. for all third party Software and materials that it does provide, Vectrix possess all rights necessary to grant the rights granted to HIG in connection with this Agreement,

       4. Vectrix has the requisite staff and equipment to perform its obligations arising out of this Agreement,

       5.     the Product will allow on-going correction and modification,

       6. the Product is fit for the purpose for which the web-site was designed,

       7. the personnel identified in Schedule C, attached hereto, will remain on the Project (hereafter defined) through the earlier of project completion, termination by HIG, or termination of such personnel's employment.

2.2 EXTENT OF WARRANTY

       Our warranties will be voided by misuse, accident, modification by other than Vectrix, unsuitable physical or operating environment, operation in other than the Specified Operating Environment, improper maintenance by you, removal or alteration of Product or parts identification labels, or failure caused by a product for which we are not responsible.


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       THESE WARRANTIES ARE YOUR EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER
       WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

2.3 ITEMS NOT COVERED BY WARRANTY

       We do not warrant uninterrupted operation of a Product or Service.

       Unless we specify otherwise, we provide non-VECTRIX Products, and non-VECTRIX SERVICES WITHOUT WARRANTIES OF ANY KIND. However, non-VECTRIX manufacturers, suppliers, or publishers may provide their own warranties to you.


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[VECTRIX LOGO]


                               CUSTOMER AGREEMENT

PART 3 - SERVICES

3.1 VECTRIX SERVICES

       Services may be either standard offerings or customized to your specific requirements. Each Service transaction may include one or more Services that:

       1.     expire at task completion or an agreed upon date;

       2. automatically renew as another transaction with a specified contract period, renewals will continue until either of us terminates the Service; or

       3. do not expire and are available for your use until either of us terminates the Service.

3.2 PERSONNEL

       Each of us is responsible for the supervision, direction and control of our respective personnel.

       We reserve the right to determine the assignment of our personnel; provided, however, that our personnel set forth in Schedule C hereto shall fulfill the functions set forth opposite their respective names on Schedule C hereto as such functions relate to our providing Services to you hereunder. Notwithstanding the prior sentence, we shall not be in breach of the prior sentence if any of such personnel do not fulfill such functions as a result of illness, injury, death, resignation or other termination of employment, or if you request they be removed from so fulfilling such functions.

3.3 MATERIALS OWNERSHIP AND LICENSE

       "HIG Materials" means any and all materials and information provided by HIG to Vectrix including without limitation, any and all confidential materials, content, photos, software, designs, graphics, and Software HIG has provided to Vectrix necessary for interfacing between HIG proprietary systems and the Project (hereafter defined). HIG is and shall remain the exclusive owner of all right, title, and interest in and to the HIG Materials and nothing in this Agreement shall be construed as granting any right to Vectrix in regard to the HIG Materials other than as necessary for Vectrix to perform its obligations under this Agreement.

       Products delivered to you under this Agreement shall be categorized as follows:

       "Custom Software" shall be defined to include (i) the original content, and executable files including, without limitation, source code of the project that we will develop on your behalf under this Agreement (the "Project"), and any text or graphics we develop; (ii) the graphical user interface (which includes, but is not limited to, content, images, typography, and page layout) and the application interface to your point of sale (collectively, the "Look and Feel"); and (iii) any and all documentation developed under this Agreement.

       HIG shall own all right, title, and interest in and to the Custom Software (including, without limitation, ownership of copyright) and Vectrix hereby assigns, transfers, and conveys all right, title, and interest in and to the Custom Software that HIG does not acquire by operation of law. The Custom Software is more fully described in Schedule A hereto. Vectrix shall, without further consideration, execute such documents as HIG may reasonably request in order to effectuate or confirm HIG's ownership of the Custom Software including, without limitation, execution of an assignment of the Custom Software to HIG.

       "Common Software" shall be defined to include executable files developed other than for HIG, owned or licensed by us to perform tasks that are common or similar to other development applications including, but not limited to, (i) Software engines used to develop or host the Project whether developed or owned by Vectrix; (ii) Software developed by Vectrix necessary for the operation of the Project, excluding Custom Software; and (iii) manuals, documents, and other Material that is not Custom Software, provided to you with the Software. We have all right, title, and interest (including ownership of copyright) into the Common Software. We will deliver one copy of the specified Common Software to you. We grant you an irrevocable, perpetual, nonexclusive, nontransferable except in the event of merger, acquisition or change of control of HIG, royalty-free,


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       fully paid-up, worldwide license to use, possess, execute, reproduce, display, perform, and distribute copies of Common Software within your Enterprise and in connection with the Project only. License for source code of Common Software is not included. You agree not to modify, disassemble, decompile or otherwise reverse engineer the Common Software.

       "Commercial Software" shall be defined to include commercially available general purpose executable files that we own or have obtained a license to use in the development or hosting of your Project. This Agreement does not extend our license to use or our ownership of Commercial Software to you. Each of us agrees to reproduce the copyright notice and any other legend of ownership on any copies made under the licenses granted in this
       Section 3.3.

       Copyright or trademark materials, such as logos, screen shots, description of services and others shall be used for the purposes of marketing the fact that we performed services for you and a brief description of those services. We retain no other right or interest in these materials.

       If (a) we shall be adjudicated as bankrupt, (b) on order appointing a receiver of us shall be made, or an order shall be made approving a petition or answer seeking our reorganization, under any applicable bankruptcy law, and in any such case shall not be stayed within ten (10) days, (c) we shall institute proceedings for a voluntary bankruptcy or shall apply for, or consent to, the appointment of a receiver, or shall make an assignment for the benefit of creditors, for the purpose of seeking a reorganization under federal bankruptcy laws, then you shall be entitled to, and we shall promptly deliver to you, the source code for the Common Software. Such source code shall be deemed Confidential Information under this Agreement and we shall be deemed to have granted to you, an irrevocable, perpetual, non-exclusive, transferable, worldwide, royalty-free, fully paid-up license to use and possess the source code of such Common Software for the sole purpose of modification in connection with modifying or supporting your website and for no other purpose, including, but not limited to, resale, modification for resale, display, distribution, reproduction, preparation of derivative works of (except in support of your website), or the design or development of any other website.

       If we no longer support, develop, or otherwise use, or intend to support, develop, or otherwise use, any of the Common Software, then upon your written request, we shall promptly deliver the source code to you and shall be deemed to have granted to you, an irrevocable, perpetual, non-exclusive, transferable, worldwide, royalty-free, fully paid-up license to use and possess the source code of such Common Software for the sole purpose of modification in connection with modifying your website and for no other purpose, including, but not limited to, resale, modification for resale, display, distribution, reproduction, preparation of derivative works of (except in support of your website), or the design or development of any other website.

       We agree not to duplicate or provide the Look and Feel of the Custom Software to any of the competitors set forth on Schedule D hereto.

3.4 RENEWAL

       Renewable Services renew automatically for a same length contract period unless either of us provides written notification (at least one (1) month prior to the end of the current contract period) to the other of its decision not to renew.

3.5 TERMINATION AND WITHDRAWAL

       Either of us may terminate a Service if the other does not meet its obligations concerning the Service as set forth in this Agreement.

       You may terminate a non-expiring Service, without adjustment charge, on one (1) month's written notice to us, provided you have met all minimum requirements specified in the applicable Attachments and Transaction Documents.

       You may terminate a renewable Service or an expiring maintenance Service, without adjustment charge, on written notice to us provided you have met all minimum requirements, specified in the applicable Attachments and Transaction Documents and any of the following circumstances occur:

       1. you permanently remove the eligible Product for which the Service is provided from productive use within your Enterprise;

       2. the eligible location, for which the Service is provided, is no longer controlled by you (for example, because of sale or closing of the facility);

       3. an increase in the Service charges, either alone or in combination with prior increases over the previous twelve months, if more than the maximum specified in the applicable Service Transaction Document. If no maximum is specified, then this circumstance does not apply.

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       For all other circumstances, you may terminate an expiring or renewable
       Service on one (1) month's written notice to us but such termination will result in adjustment charges equal to the lesser of:

       1.     the charges remaining to complete the contract period; or

       2.     one of the following, if specified in the Transaction Document:

              a. the charges remaining to complete the contract period multiplied by the adjustment factor specified, or

              b.     the amount specified In the Transaction Document.

       You agree to pay us for all Services we provide and any Products and Materials we deliver through Service termination.

       We may withdraw a renewable or non-expiring Service or support for an eligible Product on three months' written notice to you. If we withdraw a Service for which you have prepaid and we have not yet fully provided it to you, we will give you a prorated refund.

       Any terms which by their nature extend beyond termination or withdrawal remain in effect until fulfilled and apply to respective successors and permitted assignees.


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[VECTRIX LOGO]


                               CUSTOMER AGREEMENT

PART 4 - SOFTWARE

4.1 LICENSE FOR PACKAGED SOFTWARE

       We provide certain Software together with their own license agreements. This Software is licensed under the terms of the agreements provided with them (each agreement is a "Third Party License"). Any conflicts between the terms of the Software license agreements and this Agreement are to be controlled by the language of the Software license agreement. Provisions to the contrary notwithstanding, no Third Party License shall be binding on HIG unless HIG has given its Consent to such Third Party License.

4.2 LICENSE FOR COMMON SOFTWARE - INTENTIONALLY OMITTED

4.3 SOFTWARE LICENSE DETAILS

       Under each license of Software, including Common Software, and subject to
       Section 3.3.we authorize you to:

       1. use the Software to the extent of authorizations you have acquired;

       2. make and install copies of the Software to support the level of use authorized herein, provided you reproduce the copyright notices and any other legends of ownership on each copy or partial copy; and

       3.     use any portion of the Software we: 1) provide in source form, or
              2) mark restricted (for example, "Restricted Materials of VECTRIX") only to:

              a.     resolve problems related to the use of the Software, and

              b. modify the Software so that it will work together with other products.

       ACTIONS YOU MAY NOT TAKE

       You agree not to:

       1. reverse assemble, reverse compile, or otherwise translate the Software; or

       2.     sublicense, rent, or lease the Software.


4.4 INTENTIONALLY OMITTED

4.5 SOFTWARE TESTING

       We provide a testing period for certain Software to help you evaluate if they meet your needs. If we offer a testing period, it will start, 1) the second business day after the Software's standard transit allowance period, or 2) on another date specified in a Transaction Document. We will inform you of the duration of the Software's testing period in the applicable Transaction Document.

4.6 SOFTWARE PROTECTION

       For each Software not owned by HIG, you agree to:

       1. ensure that anyone who uses it (accessed either locally or remotely) does so only for your authorized use and complies with this Agreement's terms regarding Software; and

       2. maintain a record of all copies and provide it to us at our written request.


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

4.7 LICENSE TERMINATION

       You may terminate the license for Software on one (1) month's written notice, or at any time during the Software's testing period.

       Licenses for certain replacement Software may be acquired for an upgrade charge. When you acquire the replacement Software, you agree to terminate the license of the replaced Software when charges become due, unless we specify otherwise in writing.


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

[VECTRIX LOGO]


                               CUSTOMER AGREEMENT

By signing below for our respective Enterprises, both of us agree to the terms of this Agreement. Once signed 1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Products and Services you order under this Agreement are subject to it.

AGREED TO:                                    AGREED TO:


VECTRIX CORPORATION                           HOME INTERIORS & GIFTS, INC.


By:                                           By:
   ------------------------------                -------------------------------


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Printed Name                                  Printed Name

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Date                                          Date



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